Exhibit 21.1

Subsidiaries

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Aytu Women’s Health, LLC
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Aytu Therapeutics, LLC
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Innovus Pharmaceuticals, Inc.
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Semprae Laboratories, Inc.
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Novalare, Inc.
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Supplement Hunt, Inc.
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Delta Prime Savings Club, Inc.